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                                  EXHIBIT 21.1


                           Subsidiaries of the Company



Name                                               Jurisdiction of Incorporation


CLEC Communications Corporation.................              Delaware
iShop Networks, Inc.............................              Delaware
WOWFactor, Inc..................................              New Jersey
Webprime, Inc...................................              New York